Exhibit 99

1-800-FLOWERS.COM(R) Reports Strong Earnings Growth for Its Fiscal 2007
                            Second Quarter


    -- Net income (GAAP) for the quarter increased 63.7 percent to $16.9 million, or $0.26 per share, compared with $10.3 million, or $0.16 per share, in the prior year period. Pro forma EPS*, excluding the effect of stock-based compensation, was $17.6 million, or $0.27 per share. (*A reconciliation of EBITDA and pro forma EPS to GAAP net income and GAAP net income per common share, respectively, is included as part of the attached tables.)

    -- Company achieved a 54 percent increase in EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization*) to $33.8 million, reflecting the combination of revenue growth, increased gross profit margin and enhanced operating expense leverage.

    -- Total revenues for the quarter grew 18.7 percent to $329.9 million, compared with $277.8 million in the prior year period, driven by double-digit growth in the Company's key Consumer Floral, BloomNet Wire Service and Gourmet Food and Gift Baskets categories.


    CARLE PLACE, N.Y.--(BUSINESS WIRE)--Jan. 24,
2007--1-800-FLOWERS.COM, Inc. (NASDAQ: FLWS), the world's leading florist and a provider of specialty gifts for all occasions, today reported record revenues of $329.9 million for its fiscal second quarter ended December 31, 2006, representing an increase of 18.7 percent, or $52.0 million, compared with revenues of $277.8 million in the prior-year period. Revenue growth for the quarter was driven by double-digit growth in the Company's key Consumer Floral, BloomNet Wire Service and Gourmet Food & Gift Basket business categories and included the contribution from Fannie May Confections Brands, which was acquired in May 2006. This revenue growth was achieved despite lower year-over-year sales in its Home & Children's Gifts category reflecting the highly competitive nature of this category during the holiday period.

    During the fiscal second quarter, the Company improved its operating expense ratio (excluding depreciation and amortization) by 130 basis points to 35.8 percent compared with the prior year period. This reflects management's focus on leveraging its operating platform. Gross margin for the quarter also improved, increasing 110 basis points to 46.1 percent compared with last year's fiscal second quarter. Combined with the revenue growth in the quarter, these factors resulted in an EBITDA improvement of $11.8 million, or 54 percent, to $33.8 million compared with $22 million in the prior year period. Net income (GAAP) for the quarter increased 63.7 percent to $16.9 million, or $0.26 per share, compared with $10.3 million, or $0.16 per share, in the prior year period. Pro forma EPS, excluding the effect of stock-based compensation, was $17.6 million, or $0.27 per share. (*A reconciliation of EBITDA and pro forma EPS to GAAP net income is included as part of the attached tables.)

    Jim McCann, CEO of 1-800-FLOWERS.COM, said, "We are very pleased with our fiscal second quarter results, particularly the increase in gross margin and the continued improvement in our operating expense ratio. These factors enabled us to grow EBITDA 54 percent, or nearly $12 million, to $34 million and improve EPS more than 60 percent to $0.26 per share. Importantly, we achieved these results despite the highly competitive retail environment during the holiday period."

    McCann noted that the Company achieved double-digit revenue growth and improved profit contribution in its Consumer Floral, BloomNet Wire Service and Gourmet Food and Gift Basket businesses. In addition, the Company achieved increased leverage from its enterprise-wide business process improvement initiatives. "Our positive results in these areas more than offset the weaker performance we saw in our Home and Children's Gifts business during the period. This illustrates the strength of our business model, particularly our focus on growing businesses that can best leverage our operating platform and our collection of unique assets - including our database of more than 25 million customers, our brand strength and our extensive online and offline marketing programs."

    McCann said the Company has taken proactive steps to address the performance of its Home and Children's Gifts category. "We successfully managed inventories during the quarter in response to the lower demand thereby minimizing any impact on gross margins and working capital requirements going forward into the second half of FY07. In addition, we have implemented a management change and initiated a comprehensive review of all operations at this division as we develop our go-forward plans."

    In terms of its key customer metrics, the Company said more than
2.6 million e-commerce customers placed orders during the fiscal second quarter of which 53 percent were repeat customers. This reflects the Company's ongoing focus on deepening the relationship with its existing customers through its expanded gift offers as well as services such as its Fresh Rewards loyalty program, the first such program in the floral category. During the quarter, the Company attracted 1.2 million new customers of which 63 percent, or 780,000, came to the Company through its online channels. "Customers continue to be attracted by the strength of our brands, as well as our expanded offering of products and services that help them connect with the important people in their lives," said McCann.

    CATEGORY RESULTS:

    FLORAL:

    -- 1-800-FLOWERS.COM Consumer Floral: During the fiscal 2007 second quarter, revenues in this category increased 10.9 percent to $114.6 million compared to $103.3 million in the prior year period. Gross margin for the quarter increased 160 basis points to 39.7 percent compared with 38.1 percent in last year's second quarter. Reflecting strong revenue and margin growth and improved operating leverage, Category EBITDA improved 43 percent to $13.3 million compared with $9.3 million in the prior year period. The Company defines Category EBITDA as earnings before interest, taxes, depreciation and amortization and before allocation of corporate overhead expenses.

    -- BloomNet Wire Service: Revenues increased 45.5 percent to $9.6 million compared with $6.6 million in the year ago period. Gross margin increased 710 basis points to 59.9 percent compared with 52.8 percent in the prior year period. Category EBITDA increased 114 percent to $3.3 million compared with $1.5 in last year's second quarter, reflecting the growth in florist membership and product and service offerings compared with the prior year.

    SPECIALTY BRANDS:

    -- Gourmet Food and Gift Baskets: Revenues increased 74.6 percent to $108.9 million compared with $62.4 million in the prior year period. Gross margin increased 90 basis points to 48.4 percent compared with 47.5 percent in the year ago first quarter. Category EBITDA increased 139 percent to $25.3 million compared with $10.6 million in the prior year period. Results in this category reflect revenue contribution of $42 million from the Fannie May Confections Brands business which was acquired in May 2006.

    -- Home and Children's Gifts: Revenues declined 7.7 percent to $98.0 million compared with $106.2 million in the prior year period. Gross margin was 48.8 percent, down 50 basis points, compared with 49.3 percent in the same period last year. Category EBITDA was down 65.8 percent to $3.8 million compared with $11.2 million in the prior year period. The category EBITDA reflects the impact of lower revenues and gross margin as well as increased marketing costs associated with efforts to expand the category.

    Company Guidance:

    The Company reiterated its guidance for growth of more than 100 percent in EBITDA and EPS reflecting its stated focus on achieving continued improvements in gross margin and operating leverage. Based on the lower revenues from its Home and Children's Gifts category, the Company said it anticipates total revenue growth for fiscal 2007 at the low end of its previous guidance range of approximately 17-to-20 percent. Regarding its current fiscal third quarter, which includes the Valentine holiday; the Company expects the period will represent approximately 22-to-24 percent of full-year revenues.

    Definitions:

    Pro Forma EPS: To supplement its consolidated financial statements presented in accordance with GAAP, the Company has presented pro forma EPS. The Company defines pro forma EPS as GAAP net income per common share excluding stock-based compensation expense, net of the related tax effect, as calculated under FAS No. 123R. The Company believes pro forma EPS provide a meaningful measure of year-to-year period comparative performance; however, its use and corresponding per share results do not lessen the importance of GAAP net income per common share.

    EBITDA: Net income before interest, taxes, depreciation and amortization. The Company presents EBITDA because it considers such information a meaningful supplemental measure of its performance and believes it is frequently used by the investment community in the evaluation of companies with comparable market capitalization. The Company also uses EBITDA as one of the factors used to determine the total amount of bonuses available to be awarded to executive officers and other employees. The Company's credit agreement uses EBITDA (with additional adjustments) to measure compliance with covenants such as interest coverage and debt incurrence. EBITDA is also used by the Company to evaluate and price potential acquisition candidates. EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of these limitations are: (a) EBITDA does not reflect changes in, or cash requirements for, the Company's working capital needs; (b) EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA does not reflect any cash requirements for such capital expenditures. Because of these limitations, EBITDA should only be used on a supplemental basis combined with GAAP results when evaluating the Company's performance.

    About 1-800-FLOWERS.COM(R)

    For more than 30 years, 1-800-FLOWERS.COM Inc. - "Your Florist of Choice(sm)" - has been providing customers around the world with the freshest flowers and finest selection of plants, gift baskets, gourmet foods, confections and plush stuffed animals perfect for every occasion. 1-800-FLOWERS.COM(R) offers the best of both worlds: exquisite, florist-designed arrangements individually created by some of the nation's top floral artists and hand-delivered the same day, and spectacular flowers shipped overnight "Fresh From Our Growers(sm)." Customers can "call, click or come in" to shop 1-800-FLOWERS.COM twenty four hours a day, 7 days a week at 1-800-356-9377 or www.1800flowers.com. Sales and Service Specialists are available 24/7, and fast and reliable delivery is offered same day, any day. As always, 100 percent satisfaction and freshness are guaranteed. The 1-800-FLOWERS.COM collection of brands also includes home decor and children's gifts from Plow & Hearth(R) (1-800-627-1712 or www.plowandhearth.com), Problem Solvers(R) (www.problemsolvers.com), Wind & Weather(R) (www.windandweather.com), Madison Place(R) (www.madisonplace.com), HearthSong(R) (www.hearthsong.com) and Magic Cabin(R) (www.magiccabin.com); gourmet gifts including popcorn and specialty treats from The Popcorn Factory(R) (1-800-541-2676 or www.thepopcornfactory.com); exceptional cookies and baked gifts from Cheryl&Co.(R) (1-800-443-8124 or www.cherylandco.com); premium chocolates and confections from Fannie May Confections Brands(R) (www.fanniemay.com and www.harrylondon.com); gourmet foods from GreatFood.com(R) (www.greatfood.com); wine gifts from Ambrosia.com (www.ambrosia.com); gift baskets from 1-800-BASKETS.COM(R) (www.1800baskets.com) and the BloomNet(R) international floral wire service, which provides quality products and diverse services to a select network of florists. 1-800-FLOWERS.COM, Inc. stock is traded on the NASDAQ market under ticker symbol FLWS.

    Special Note Regarding Forward-Looking Statements:

    The statements in this press release regarding current and future expectations involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. These risks and uncertainties include, but are not limited to: the Company's ability to achieve its revenue and profitability growth guidance for fiscal 2007; its ability to improve operating leverage and enhance its profit margins; its ability to manage the increased seasonality of its businesses; its ability to effectively integrate and grow its acquired companies; its ability to cost effectively acquire and retain customers; its ability to compete against existing and new competitors; its ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; its ability to cost efficiently manage inventories; and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company's products. For a more detailed description of these and other risk factors, please refer to the Company's SEC filings including the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company expressly disclaims any intent or obligation to update any of the forward looking statements made in this release or in any of its SEC filings except as may be otherwise stated by the Company.

    Conference Call:

    The Company will conduct a conference call to discuss the attached financial results today, Wednesday, January 24, 2007 at 11:00 a.m. ET. The call will be "webcast" live via the Internet and can be accessed from the Investor Relations section of the 1-800-FLOWERS.COM web site. An indexed recording of the call will be posted on the Investor Relations section of the Company's Web site within 2 hours of the call's completion. A replay of the call can be accessed via telephone for 24 hours beginning at 1:00 p.m. (ET) on 1/24/07 at: 1-888-286-8010
(domestic) or 1-617-801-6888 (international). Enter pass code
#18237664.

   (Note: Attached tables are an integral part of this press release without which the information presented in this press release should be considered incomplete.)


               1-800-FLOWERS.COM, Inc. and Subsidiaries
                Condensed Consolidated Balance Sheets
                            (In thousands)

                                             December 31,   July 2,
                                                 2006         2006
                                             ------------ ------------
                                             (unaudited)
Assets
Current assets:
  Cash and equivalents                       $    25,998  $    24,599
  Receivables, net                                30,413       13,153
  Inventories                                     58,787       52,954
  Deferred income taxes                           10,596       17,427
  Prepaid and other                               11,183       10,347
                                             ------------ ------------
  Total current assets                           136,977      118,480

Property, plant and equipment, net                63,366       59,732
Goodwill                                         105,548      131,141
Other intangibles, net                            54,055       29,822
Deferred income taxes                              6,224        6,224
Other assets                                       1,624        1,235
                                             ------------ ------------
 Total assets                                $   367,794  $   346,634
                                             ============ ============

Liabilities and stockholders' equity
Current liabilities:
  Accounts payable and accrued expenses      $    93,133  $    63,870
  Current maturities of long-term debt and
   obligations under capital leases               10,089       10,360
                                             ------------ ------------
  Total current liabilities                      103,222       74,230

Long-term debt and obligations under capital
 leases                                           73,084       78,063
Other liabilities                                  2,212        1,158
                                             ------------ ------------
  Total liabilities                              178,518      153,451
Total stockholders' equity                       189,276      193,183
                                             ------------ ------------
Total liabilities and stockholders' equity   $   367,794  $   346,634
                                             ============ ============


               1-800-FLOWERS.COM, Inc. and Subsidiaries
                    Selected Financial Information
            Consolidated Statements of Income (Unaudited)
              (In thousands, except for per share data)

                         Three Months Ended       Six Months Ended
                       ----------------------- -----------------------

                       December 31, January 1, December 31, January 1,
                          2006        2006        2006        2006
                       ------------ ---------- ------------ ----------

Net revenues:
 E-commerce (combined
  online and
  telephonic)          $   270,159  $ 258,484  $   379,418  $ 359,139
 Other                      59,707     19,345       87,580     31,455
                       ------------ ---------- ------------ ----------

   Total net revenues      329,866    277,829      466,998    390,594

Cost of revenues           177,889    152,837      260,207    219,576
                       ------------ ---------- ------------ ----------

Gross profit               151,977    124,992      206,791    171,018

Operating expenses:
 Marketing and sales        99,037     87,874      141,407    126,098
 Technology and
  development                5,201      4,797       10,362      9,566
 General and
  administrative            13,931     10,357       27,274     20,993
 Depreciation and
  amortization               3,834      3,809        8,578      7,333
                       ------------ ---------- ------------ ----------

   Total operating
    expenses               122,003    106,837      187,621    163,990
                       ------------ ---------- ------------ ----------

Operating income            29,974     18,155       19,170      7,028

Other income
 (expense):
  Interest income              254        141          591        356
  Interest expense          (2,425)      (113)      (4,253)      (197)
  Other                         (7)      (143)           4       (137)
                       ------------ ---------- ------------ ----------

Total other income
 (expense), net             (2,178)      (115)      (3,658)        22
                       ------------ ---------- ------------ ----------

Income before income
 taxes                      27,796     18,040       15,512      7,050
Income taxes               (10,874)    (7,704)      (6,009)    (3,340)
                       ------------ ---------- ------------ ----------

Net income                  16,922  $  10,336  $     9,503  $   3,710
                       ============ ========== ============ ==========

Net income per common
 share:
      Basic            $      0.26  $    0.16  $      0.15  $    0.06
                       ============ ========== ============ ==========
      Diluted          $      0.26  $    0.16  $      0.14  $    0.06
                       ============ ========== ============ ==========
Weighted average
 shares used in the
 calculation of net
 income per common
 share:
      Basic                 65,094     65,065       65,144     65,076
                       ============ ========== ============ ==========
      Diluted               66,089     66,395       66,103     66,395
                       ============ ========== ============ ==========


               1-800-FLOWERS.COM, Inc. and Subsidiaries
                    Selected Financial Information
                Consolidated Statements of Cash Flows
                            (In thousands)
                             (unaudited)

                                                  Six Months Ended
                                               -----------------------
                                               December 31, January 1,
                                                  2006        2006
                                               ------------ ----------

Operating activities
Net income                                     $     9,503  $   3,710
Reconciliation of net income to net cash
 provided by operations:
  Depreciation and amortization                      8,578      7,333
  Deferred income taxes                              6,831      3,070
  Bad debt expense                                     734        160
  Stock based compensation                           2,009      1,997
  Other non-cash items                                 199        166
  Changes in operating items:
       Receivables                                 (17,994)    (4,455)
       Inventories                                  (6,182)    (8,190)
       Prepaid and other                              (836)    (1,316)
       Accounts payable and accrued expenses        29,263     33,840
       Other assets                                   (734)         4
       Other liabilities                             1,054       (452)
                                               ------------ ----------

  Net cash provided by operating activities         32,425     35,867

Investing activities
Acquisitions, net of cash acquired                    (347)    (4,959)
Dispositions                                           630          -
Capital expenditures                               (10,477)   (13,083)
Proceeds from sale of investments                        -      6,695
Other                                                 (163)        86
                                               ------------ ----------

  Net cash used in investing activities            (10,357)   (11,261)
Financing activities
Acquisition of treasury stock                      (15,689)    (1,324)
Proceeds from employee stock options                   270        179
Proceeds from bank borrowings                       65,000          -
Repayment of notes payable and bank borrowings     (69,954)    (1,815)
Repayment of capital lease obligations                (296)      (735)
                                               ------------ ----------

  Net cash used in financing activities            (20,669)    (3,695)
                                               ------------ ----------

Net change in cash and equivalents                   1,399     20,911
Cash and equivalents:
  Beginning of period                               24,599     39,961
                                               ------------ ----------

  End of period                                $    25,998  $  60,872
                                               ============ ==========


               1-800-FLOWERS.COM, Inc. and Subsidiaries
                    Selected Financial Information
                         Category Information
                            (in thousands)
                             (unaudited)


                                           Three Months Ended
                                   -----------------------------------
                                   December 31, January 1,
                                       2006         2006     % Change
                                   ------------ ------------ ---------

Net revenues:
 1-800-Flowers.com Consumer
  Floral                           $   114,609  $   103,300      10.9%
 BloomNet Wire Service                   9,640        6,625      45.5%
 Gourmet Food & Gift Baskets           108,898       62,364      74.6%
 Home & Children's Gifts                97,975      106,169     (7.7%)
 Corporate (*)                             418          500    (16.4%)
 Intercompany eliminations              (1,674)      (1,129)
                                   ------------ ------------
Total net revenues                 $   329,866  $   277,829      18.7%
                                   ============ ============


                                            Six Months Ended
                                  ------------------------------------
                                  December 31, January 1,
                                      2006         2006      % Change
                                  ------------ ------------ ----------

Net revenues:
 1-800-Flowers.com Consumer
  Floral                          $   197,134  $   179,575        9.8%
 BloomNet Wire Service                 16,806       11,141       50.8%
 Gourmet Food & Gift Baskets          131,074       70,951       84.7%
 Home & Children's Gifts              122,570      128,845      (4.9%)
 Corporate (*)                          1,796        1,899      (5.4%)
 Intercompany eliminations             (2,382)      (1,817)    (31.1%)
                                  ------------ ------------
Total net revenues                $   466,998  $   390,594       19.6%
                                  ============ ============

                                           Three Months Ended
                                  ------------------------------------
                                  December 31, January 1,
                                      2006         2006     % Change
                                  ------------ ------------ ----------

Gross profit:
 1-800-Flowers.com Consumer
  Floral                              $45,504       39,349       15.6%
                                         39.7%        38.1%

 BloomNet Wire Service                  5,777        3,496       65.2%
                                         59.9%        52.8%

 Gourmet Food & Gift Baskets           52,706       29,611       78.0%
                                         48.4%        47.5%

 Home & Children's Gifts               47,841       52,367      (8.6%)
                                         48.8%        49.3%

 Corporate (*)                            208          243     (14.4%)
                                         49.8%        48.6%

                                  ------------ ------------
 Intercompany eliminations                (59)         (74)
                                  ------------ ------------
Total gross profit                   $151,977     $124,992       21.6%
                                  ============ ============
                                         46.1%        45.0%
                                  ============ ============

                                            Six Months Ended
                                  ------------------------------------
                                  December 31, January 1,
                                      2006         2006     % Change
                                  ------------ ------------ ----------

Gross profit:
 1-800-Flowers.com Consumer
  Floral                              $76,877      $68,550       12.1%
                                         39.0%        38.2%

 BloomNet Wire Service                  9,877        6,109       61.7%
                                         58.8%        54.8%

 Gourmet Food & Gift Baskets           61,193       33,379       83.3%
                                         46.7%        47.0%

 Home & Children's Gifts               58,007       62,057      (6.5%)
                                         47.3%        48.2%

 Corporate (*)                            940        1,039      (9.5%)
                                         52.3%        54.7%

                                  ------------ ------------
 Intercompany eliminations               (103)        (116)
                                  ------------ ------------
Total gross profit                   $206,791     $171,018       20.9%
                                  ============ ============
                                         44.3%        43.8%
                                  ============ ============

                                           Three Months Ended
                                  ------------------------------------
                                  December 31, January 1,
                                      2006         2006     % Change
                                  ------------ ------------ ----------

Category Contribution Margin:
 1-800-Flowers.com Consumer
  Floral                          $    13,260  $     9,275       43.0%
 BloomNet Wire Service                  3,256        1,523      113.8%
 Gourmet Food & Gift Baskets           25,326       10,590      139.2%
 Home & Children's Gifts                3,838       11,231     (65.8%)
                                  ------------ ------------
Category Contribution Margin
 Subtotal                              45,680       32,619       40.0%
 Corporate (*)                        (11,872)     (10,655)    (11.4%)
                                  ------------ ------------
EBITDA                            $    33,808  $    21,964       53.9%
                                  ============ ============

                                            Six Months Ended
                                  ------------------------------------
                                  December 31, January 1,
                                      2006         2006     % Change
                                  ------------ ------------ ----------

Category Contribution Margin:
 1-800-Flowers.com Consumer
  Floral                          $    21,101  $    15,191       38.9%
 BloomNet Wire Service                  4,958        2,196      125.8%
 Gourmet Food & Gift Baskets           23,720        9,162      158.9%
 Home & Children's Gifts                1,783        9,289     (80.8%)
                                  ------------ ------------
Category Contribution Margin
 Subtotal                              51,562       35,838       43.9%
 Corporate (*)                        (23,814)     (21,477)    (10.9%)
                                  ------------ ------------
EBITDA                            $    27,748  $    14,361       93.2%
                                  ============ ============

(*) Corporate expenses consist of the Company's enterprise shared service cost centers, and include, among other items, Information Technology, Human Resources, Accounting and Finance, Legal, Executive and Customer Service Center functions, as well as Share-Based Compensation. In order to leverage the Company's infrastructure, these functions are operated under a centralized management platform, providing support services throughout the organization. The costs of these functions, other than those of the Customer Service Center, which are allocated directly to the above categories based upon usage, are included within corporate expenses as they are not directly allocable to a specific category.


               1-800-FLOWERS.COM, Inc. and Subsidiaries
                    Selected Financial Information
        Appendix A - Reconciliations of Historical Information
                            (In thousands)
                             (unaudited)

Reconciliation of Net Income to EBITDA:

                         Three Months Ended       Six Months Ended
                       ----------------------- -----------------------
                       December 31, January 1, December 31, January 1,
                           2006        2006        2006        2006
                       ------------ ---------- ------------ ----------

Net income             $    16,922  $  10,336  $     9,503  $   3,710
Add:
  Interest expense           2,425        113        4,253        197
  Depreciation and
   amortization              3,834      3,809        8,578      7,333
  Income tax expense        10,874      7,704        6,009      3,340
  Other expense
   (income)                      7        143           (4)       137
Less:
  Interest income              254        141          591        356
                       ------------ ---------- ------------ ----------

EBITDA                 $    33,808  $  21,964  $    27,748  $  14,361
                       ============ ========== ============ ==========

Reconciliation of Net Income Per Common Share to Pro Forma Net Income
 Per Common Share:


                         Three Months Ended       Six Months Ended
                       ----------------------- -----------------------
                       December 31, January 1, December 31, January 1,
                           2006        2006        2006        2006
                       ------------ ---------- ------------ ----------

Net income             $    16,922  $  10,336  $     9,503  $   3,710
Add: Share-based
 compensation expense,
 net of tax                    672        819        1,410      1,546
                       ------------ ---------- ------------ ----------

Income before share-
 based compensation
 expense               $    17,594  $  11,155  $    10,913  $   5,256
                       ============ ========== ============ ==========



Net income per common
 share
     Basic             $      0.26  $    0.16  $      0.15  $    0.06
     Diluted           $      0.26  $    0.16  $      0.14  $    0.06
Add: Share-based
 compensation expense,
 per basic and diluted
 common share          $      0.01  $    0.01  $      0.02  $    0.02
                       ------------ ---------- ------------ ----------
Net income per common
 share before share-
 based compensation
 expense
     Basic             $      0.27  $    0.17  $      0.17  $    0.08
                       ============ ========== ============ ==========
     Diluted           $      0.27  $    0.17  $      0.17  $    0.08
                       ============ ========== ============ ==========

    CONTACT: 1-800-FLOWERS.COM, Inc.
             Investors:
             Joseph D. Pititto, 516-237-6131
             invest@1800flowers.com
             or
             Media:
             Steven Jarmon, 516-237-4675
             sjarmon@1800flowers.com